UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 3, 2008, Cephalon, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) effective November 21, 2008 to the Credit Agreement dated as of August 15, 2008 (the “Credit Agreement”) among the Company, the lenders named in the Credit Agreement and JPMorgan Chase Bank, N.A., as administrative agent.  Pursuant to the Amendment (capitalized terms used below and not otherwise defined shall have the meanings set forth in the Credit Agreement):

•                  The definition of “Alternate Base Rate” has been changed to the following:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”

•                  Section 2.19 has been added to the Credit Agreement to provide that if any Lender becomes a Defaulting Lender, then the Company shall be required (a) to prepay or, if permitted, cash collateralize any outstanding Swingline Exposure and (b) to cash collateralize the Defaulting Lender’s LC Exposure.

•                  Section 6.04(n) of the Credit Agreement has been revised to also permit the Company’s acquisition of less than 50% of the Equity Interests of third party by exercise of an underlying convertible note; provided that any acquisition of the Equity Interests pursuant to 6.04(n) does not exceed US$30,000,000.

•                  Section 6.04 has been revised to add additional exceptions to the restrictions of Section 6.04 generally, including the following:

•                  Purchase of a convertible note convertible into a majority equity interest position in a third party;

•                  Guarantees by the Company of milestone payments and royalties owed to a third party by certain Foreign Subsidiaries;

•                  Entry into option agreements providing for the Company’s, any Subsidiary Loan Party’s  or certain Foreign Subsidiaries’ option to either (a) acquire more than 50% of the Equity Interests, substantially all the assets, or substantially all the assets related to a product of a third party or (b) enter into a license of intellectual property with respect to one or more drugs or other pharmaceutical products; and

•                  Provision of loans by the Company or any Subsidiary to a third party subject to an option agreement described in the previous paragraph for the purpose of funding clinical trials or other product development related to the assets or rights subject to the option agreement; provided that such loans shall not generally, in the aggregate, exceed US$5,000,000.

The foregoing is a summary of the material terms of the Amendment and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 5, 2008	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President and Chief Financial
Officer